Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289062

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated August 1, 2025)

Up to $2,000,000,000 shares of Common Stock

We entered into an At-The-Market Offering Agreement on September 14, 2021, as amended (the “Offering Agreement”), with H.C. Wainwright & Co., LLC, as sales agent (the “Agent” or “Wainwright”), relating to shares of our common stock, par value $0.001 per share (the “Common Stock”), offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Offering Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $2,000,000,000 from time to time through the Agent.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “BTCS.” On July 31, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $4.57 per share.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933 (the “Securities Act”), including without limitation sales made directly on or through the Nasdaq Capital Market, the trading market for our Common Stock, or any other existing trading market in the United States for the Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Agent is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Offering Agreement.

Under the terms of the Offering Agreement, the Agent will be entitled to compensation of up to 3.0% of the gross proceeds from the sales of shares of Common Stock sold by it. In connection with the sale of shares of our Common Stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent may be deemed to be underwriting commissions or discounts. Please see “Plan of Distribution” on page S-8 for further information relating to the compensation arrangements with the Agent.

We have also offered for sale up to $225,000,000 of shares of our common stock under our Offering Agreement pursuant to a prospectus supplement to our registration statement on Form S-3 (File No. 333-277065) filed with the SEC on July 8, 2025. As of July 28, 2025, there was $100,388,164 available for sale under that prospectus supplement. We intend to utilize both at the market offering facilities simultaneously as market conditions permit.

There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 1, 2025

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus included in the registration statement on Form S-3 (No. 333-289062) that was initially filed on July 29, 2025 with the Securities and Exchange Commission (“SEC”), and was declared effective by the SEC on August 1, 2025. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the Agent are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not offering to sell or seeking offers to buy securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “BTCS” refer to BTCS Inc., a Nevada corporation.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

Our Company

BTCS Inc. (“BTCS” or the “Company”), short for Blockchain Technology Consensus Solutions, is an Ethereum-first blockchain technology company committed to driving scalable revenue and ETH accumulation through its unique capital formation and blockchain infrastructure strategies, collectively referred to as the DeFi/TradFi Flywheel. By combining decentralized finance (“DeFi”) and traditional finance (“TradFi”) mechanisms with its blockchain infrastructure operations, comprising NodeOps (staking) and Builder+ (block building), BTCS offers one of the most sophisticated opportunities for leveraged ETH exposure, driven by scalable revenue generation and a yield-focused ETH accumulation strategy.

DeFi/TradFi Flywheel Funding Strategy

The DeFi/TradFi Flywheel represents a transformative extension of BTCS’s Ethereum-first strategy, combining innovative financing mechanisms from both decentralized and traditional markets to optimize capital efficiency and grow its ETH treasury. The Company’s planned capital formation approach includes At-The-Market (“ATM”) equity offerings, above market convertible debt issuance, and on-chain borrowing through DeFi protocols, such as Aave. These capital sources are strategically aligned with BTCS’s operating infrastructure, staking rewards from NodeOps, and ETH transaction fees captured through Builder+, creating a self-reinforcing flywheel designed to increase ETH per share while minimizing shareholder dilution. This approach reflects BTCS’s commitment to revenue scalability, ETH accumulation, and capital stewardship.

Blockchain Infrastructure: NodeOps (staking) and Builder+ (block building)

NodeOps: BTCS operates Ethereum validator nodes through its NodeOps initiative, earning ETH-denominated staking rewards for securing the network.

Builder+: BTCS’s proprietary block builder, Builder+, constructs and submits optimized blocks to Ethereum’s blockchain. By leveraging algorithmic strategies, Builder+ competes in the decentralized block space marketplace to capture ETH-denominated transaction fees. It is designed for scalable revenue generation, and its architecture allows for efficient deployment across select EVM-compatible ecosystems, such as Binance Smart Chain (“BSC”). This enables BTCS to expand its infrastructure footprint and generate additional revenue while maintaining a core focus on ETH accumulation. Builder+ is a central driver of BTCS’s growth strategy, reflecting the Company’s emphasis on scalable and efficient revenue generation.

Streamlined Focus

BTCS has paused further development of its consumer-facing platform ChainQ. Additionally, during the six months ended June 30, 2025, BTCS completed the wind-down of staking-as-a-service and validator operations on Avalanche (AVAX), Cosmos (ATOM), Akash (AKT), and Kava (KAVA), and liquidated the majority of its alt-coin holdings, which also included Axie Infinity (AXS) and NEAR protocol (NEAR). These moves were part of a strategic focus to concentrate on Ethereum-based revenue and ETH accumulation.

Corporate Information

Our address is 9466 Georgia Avenue, No. 124, Silver Spring, Maryland, 20910, and our telephone number is (202) 430-6576. Our website address is http: www.btcs.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference into this prospectus.

S-4

The Offering

Issuer	BTCS Inc.

Common stock offered	Shares of Common Stock having an aggregate gross offering price of up to $2,000,000,000 or up to 393,700,787 shares, assuming sales at a price of $5.08 per share, which was the closing price of the Common Stock on July 28, 2025. The actual number of shares issued in connection with this offering will vary depending on how many shares of Common Stock we choose to sell and the prices at which such sales occur.

Common stock to be outstanding immediately after this offering	441,553,565 assuming sales at a price of $5.08 per share, which was the closing price of the Common Stock on July 28, 2025.

Plan of Distribution

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on or through the Nasdaq Capital Market, through the Agent as sales agent. The Agent is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Offering Agreement. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for purchasing digital assets, working capital, and general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Stock symbol	“BTCS”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement, and the other reports incorporated by reference into the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 47,852,778 shares of Common Stock outstanding as of July 28, 2025 and excludes, as of that date:

●	a total of 2,124,066 shares of Common Stock issuable upon the exercise of warrants with a weighted average exercise price of $5.30 per share;

●	a total of 2,107,757 shares of Common Stock issuable upon conversion of outstanding convertible notes;

●	1,561,410 stock options with a weighted average exercise price of $2.44 per share;

●	4,273,145 shares of Common Stock available for future grants under our 2021 Equity Incentive Plan (“Equity Plan”); and

●	16,004,738 shares of Common Stock, if and only if, the Company’s board of directors determines, in its sole discretion, to amend the Series V Preferred Stock Certificate of Designation (“Series V COD”) to make each share of Series V Preferred Stock convertible into Common Stock on a one-to-one basis. The Company is prohibited from amending the Series V COD for such purposes until such time as the earlier of (i) January 21, 2027 and (ii) the Company’s repayment of $10,050,000 of 5% original issue discount senior secured convertible notes issued on July 21, 2025.

Except as otherwise indicated herein, all information in this prospectus supplement assumes no exercise of outstanding options, warrants, vesting of RSUs, or amendment and conversion of the Series V COD as described above.

S-5

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 20, 2025, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus that we file with the Commission after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business.

If you purchase shares in this offering, you will suffer immediate and substantial dilution of your investment. You will experience further dilution if we issue additional equity securities in future financing transactions.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our Common Stock may be substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of our Common Stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of shares of our Common Stock in the aggregate amount of $2,000,000,000 at an assumed offering price of $5.08 per share, the last reported sale price of our Common Stock on The Nasdaq Capital Market on July 28, 2025, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.65 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering and the assumed offering price of $5.08 per share. See “Dilution” below in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

Future sales of our Common Stock, or the perception that such sales may occur, could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

The shares of Common Stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

The Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Common Stock we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agent at any time throughout the term of the Offering Agreement. The number of shares that are sold by the Agent after delivering a sales notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Our business operations involve running validator nodes for blockchain networks, including those associated with third-party staking ecosystems. This presents several risks that could materially affect our financial condition, results of operations, and business prospects.

Operating validator nodes for third-party staking ecosystems presents significant risks, particularly around the security of staked tokens and governance uncertainties. Staked tokens are locked in smart contracts, and vulnerabilities in the blockchain protocol or smart contract code could result in loss or slashing of tokens. Additionally, many staking ecosystems operate under decentralized autonomous organizations (“DAOs”), where governance decisions—such as fee changes, validator selection criteria, or protocol upgrades—can be unpredictable and influenced by participants with concentrated voting power. Adverse governance outcomes or misalignment with DAO strategies could negatively impact the economic viability of our validator operations. Furthermore, any controversy or operational failures associated with third-party providers could harm our reputation, even if we are not directly involved. Finally, protocol updates or changes may require rapid technical adaptations, and failure to do so could result in penalties, operational disruptions, or removal from the validator set. Despite our efforts to mitigate these risks through security measures and governance monitoring, these challenges could materially affect our operations, the security of our digital assets, our financial results, and the price of our stock. The inherent vulnerabilities in blockchain protocols or smart contract codes could lead to the potential loss of staked tokens, while unpredictable governance decisions by decentralized autonomous organizations could impact our strategic alignment and economic viability. Consequently, any adverse outcomes or operational failures could have a material adverse effect on our Company.

S-6

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities by us to provide additional funds for purchasing digital assets, working capital, and other general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the pro forma as adjusted net tangible book value per share of our Common Stock after giving effect to this offering.

Our historical net tangible book value as of March 31, 2025 was approximately $68,434, or $0.003 per share. Our historical tangible book value is the amount of our total tangible assets less total liabilities. Historical net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets (including digital assets, stablecoins, and staked digital assets) less total liabilities divided by the total number of shares of our Common Stock outstanding as of March 31, 2025.

Our pro forma net tangible book value as of March 31, 2025 was approximately $68,434, or $0.001 per share of our Common Stock. Pro forma net tangible book value is the amount of our total tangible assets less our total liabilities, after giving effect to the issuance of approximately 28 million shares of Common Stock from April 1, 2025 through July 28, 2025 under our at the market offering for aggregate net proceeds of $134.0 million, which was primarily used to purchase ETH. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of March 31, 2025, after giving effect to the pro forma adjustment described above.

After giving effect to the sale of shares of our Common Stock in the aggregate amount of $2,000,000,000 at an assumed offering price of $5.08 per share, the last reported sale price of our Common Stock on July 28, 2025, and after deducting estimated commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $1,950,000,000 or approximately $4.43 per share. This represents an immediate increase in the pro forma net tangible book value of approximately $4.43 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $0.65 per share to purchasers of our Common Stock in this offering, as illustrated by the table below.

Assumed offering price per share		$5.08

Historical net tangible book value per share as of March 31, 2025	$0.003

Decrease in historical net tangible book value per share attributable to the pro forma adjustments described above	$0.002

Pro forma net tangible book value per share as of March 31, 2025	$0.001

Increase in pro forma net tangible book value per share attributable to this offering	$4.43

Pro forma as adjusted net tangible book value per share after this offering		$4.43

Dilution per share to new investors in this offering		$0.65

S-7

The foregoing table and discussion are based on 20,206,880 shares of our Common Stock outstanding as of March 31, 2025 and excludes as of that date:

●	total of 712,500 shares of Common Stock issuable upon the exercise of warrants with a weighted average exercise price of $11.50 per share;

●	2,729,568 stock options with a weighted average exercise price of $2.22 per share;

●	3,868,396 shares of Common Stock available for future grants under our Equity Plan; and

●	16,004,738 shares of Common Stock, if and only if, the Company’s board of directors determines, in its sole discretion, to amend the Series V COD to make each share of Series V Preferred Stock convertible into Common Stock on a one-to-one basis. The Company is prohibited from amending the Series V COD for such purposes until such time as the earlier of (i) January 21, 2027 and (ii) the Company’s repayment of $10,050,000 of 5% original issue discount senior secured convertible notes issued on July 21, 2025.

The table above also excludes the cash proceeds of approximately $138.2 million received from the sale of additional shares issued since April 1, 2025, as substantially all of the proceeds were utilized to acquire ETH. As of the date hereof, the Company holds 70,028 ETH, valued at approximately $266.1 million (as of July 28, 2025), which is classified as an intangible asset under generally accepted accounting principles and therefore excluded.

To the extent that any outstanding options, convertible notes or warrants are exercised, the Series V Preferred Stock are converted into Common Stock, or we otherwise issue additional shares of Common Stock in the future, at a price less than the offering price in this offering, there will be further dilution to the investors.

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement with Wainwright, under which we may issue and sell from time to time shares of our Common Stock having an aggregate offering price of not more than $2,000,000,000 through Wainwright as our sales agent.

Upon delivery of a placement notice and subject to the terms and conditions of the ATM Agreement, Wainwright may offer and sell our Common Stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act, including without limitation sales made directly on or through the Nasdaq Capital Market or any other existing trading market for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We may instruct Wainwright not to sell Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of Common Stock upon notice and subject to other conditions.

We will pay Wainwright a commission of up to 3.0% of the aggregate gross proceeds from each sale of our Common Stock sold pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount up to $50,000, which was paid at commencement of the offering, and up to $50,000 for Wainwright’s expenses in connection with this prospectus supplement, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the Offering Agreement, will be approximately $50,000.

Settlement for sales of shares of Common Stock on the first trading day, or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright will use its best efforts, consistent with its normal sales and trading practices, to solicit offers to purchase the shares of Common Stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the shares of Common Stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

We have also granted Wainwright certain participation rights to act as bookrunner, manager, placement agent, co-placement agent or finder, as applicable, for any financing or refinancing of indebtedness or public or private offering of equity, equity-linked or debt securities by us or our subsidiaries for a period of 18 months, subject to FINRA Rule 5110(g)(6)(A).

This offering of shares of our Common Stock pursuant to the sales agreement will terminate upon termination of the sales agreement as permitted therein. We and Wainwright may each terminate the sales agreement as provided therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement. The Agent and its affiliates may in the future provide investment banking and other financial or commercial services to us and our affiliates, for which they may in the future receive customary fees and expenses. In addition, in the ordinary course of its various business activities, the Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments

This summary of the material provisions of the Offering Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Offering Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” elsewhere in this prospectus.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

S-8

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for Wainwright in connection with this offering.

S-9

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of RBSM LLP.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

●	Our annual report on Form 10-K for the year ended December 31, 2024 filed on March 20, 2025;

●	Our quarterly report on Form 10-Q filed on May 15, 2025;

●	Our current reports on Form 8-K (including 8-K/A) filed July 28, 2025, July 21, 2025, July 15, 2025, July 14, 2025, June 20, 2025, May 22, 2025, May 20, 2025, May 14, 2025, April 28, 2025, February 7, 2025, and January 2, 2025 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item);

●	Our definitive proxy statement on Schedule 14A filed on March 28, 2025;
●	The description of our Common Stock in our registration statement on Form 8-A filed with the SEC on September 9, 2021, as updated by any amendments and reports filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

All reports and other documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the completion or termination of the offering of the securities hereunder, including all such reports and documents we may file with the Commission after the date of the initial filing of and prior to the effectiveness of the registration statement, will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the Commission will not be considered incorporated by reference into this prospectus.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials by contacting us at:

BTCS Inc.

9466 Georgia Avenue No. 124

Silver Spring, Maryland 20910

(202) 430-6576

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including the Company at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, https://www.btcs.com/sec-filings/.

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PROSPECTUS

$2,000,000,000

Common Stock

Preferred Stock

Warrants

Units

BTCS Inc. intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $2,000,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. The prospectus supplement also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on The Nasdaq Capital Market under the symbol “BTCS.” On July 28, 2025, the last reported sales price of our common stock on The Nasdaq Capital Market was $5.08 per share. As of July 28, 2025, there were 40,766,464 shares of our common stock held by non-affiliates. Therefore, pursuant to General Instruction I.B.1. of Form S-3, the aggregate market value of our outstanding Common Stock held by non-affiliates (also referred to as “public float”) was approximately $207 million. Since our public float exceeds $75 million, this Registration Statement is filed pursuant to General Instruction I.B.1. of Form S-3 and the aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $2,000,000,000. In no event will we sell securities registered on this Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period if our public float falls below $75 million, calculated in accordance with General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2025

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references “BTCS,” the “Company,” “we,” “us,” and “our” refer to BTCS Inc.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the Commission as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

BTCS Inc. (“BTCS” or the “Company”), short for Blockchain Technology Consensus Solutions, is an Ethereum-first blockchain technology company committed to driving scalable revenue and ETH accumulation through its unique capital formation and blockchain infrastructure strategies, collectively referred to as the DeFi/TradFi Flywheel. By combining decentralized finance (“DeFi”) and traditional finance (“TradFi”) mechanisms with its blockchain infrastructure operations, comprising NodeOps (staking) and Builder+ (block building), BTCS offers one of the most sophisticated opportunities for leveraged ETH exposure, driven by scalable revenue generation and a yield-focused ETH accumulation strategy.

DeFi/TradFi Flywheel Funding Strategy

The DeFi/TradFi Flywheel represents a transformative extension of BTCS’s Ethereum-first strategy, combining innovative financing mechanisms from both decentralized and traditional markets to optimize capital efficiency and grow its ETH treasury. The Company’s planned capital formation approach includes At-The-Market (“ATM”) equity offerings, above market convertible debt issuance, and on-chain borrowing through DeFi protocols, such as Aave. These capital sources are strategically aligned with BTCS’s operating infrastructure, staking rewards from NodeOps, and ETH transaction fees captured through Builder+, creating a self-reinforcing flywheel designed to increase ETH per share while minimizing shareholder dilution. This approach reflects BTCS’s commitment to revenue scalability, ETH accumulation, and capital stewardship.

Blockchain Infrastructure: NodeOps (staking) and Builder+ (block building)

NodeOps: BTCS operates Ethereum validator nodes through its NodeOps initiative, earning ETH-denominated staking rewards for securing the network.

Builder+: BTCS’s proprietary block builder, Builder+, constructs and submits optimized blocks to Ethereum’s blockchain. By leveraging algorithmic strategies, Builder+ competes in the decentralized block space marketplace to capture ETH-denominated transaction fees. It is designed for scalable revenue generation, and its architecture allows for efficient deployment across select EVM-compatible ecosystems, such as Binance Smart Chain (“BSC”). This enables BTCS to expand its infrastructure footprint and generate additional revenue while maintaining a core focus on ETH accumulation. Builder+ is a central driver of BTCS’s growth strategy, reflecting the Company’s emphasis on scalable and efficient revenue generation.

Streamlined Focus

BTCS has paused further development of its consumer-facing platform ChainQ. Additionally, during the six months ended June 30, 2025, BTCS completed the wind-down of staking-as-a-service and validator operations on Avalanche (AVAX), Cosmos (ATOM), Akash (AKT), and Kava (KAVA), and liquidated the majority of its alt-coin holdings, which also included Axie Infinity (AXS) and NEAR protocol (NEAR). These moves were part of a strategic focus to concentrate on Ethereum-based revenue and ETH accumulation.

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Corporate Information

Our address is 9466 Georgia Avenue, No. 124, Silver Spring, Maryland, 20910, and our telephone number is (202) 430-6576. Our website address is http: www.btcs.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors described in this prospectus and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 20, 2025, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus that we file with the Commission after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

Borrowing through decentralized finance (also known as “DeFi”) protocols such as Aave exposes us to risks that could lead to rapid liquidation or partial liquidation of our collateral and potential losses limited to the value of the Ethereum (“ETH”) we have pledged.

As of July 28, 2025, the Company has borrowed $51.5 million in USDT from Aave, a decentralized finance lending protocol. The Aave loans: (i) are collateralized by approximately 38,350 ETH with an approximate value of $145.7 million based on an ETH price of $3,800, and (ii) have no fixed maturity date but are subject to liquidations or partial liquidations as described below. The collateral that we pledge is not overseen by a regulated central counterparty and is therefore subject to potential smart contract vulnerabilities, market manipulation, and other material risks.

Our borrowing positions are subject to real-time mark-to-market valuation. If the “health factor” of any position falls below 1.0, due to factors such as a decline in the value of pledged collateral or the accrual of variable interest, such position becomes subject to automatic liquidation. In such an event, third parties may repay a portion of the outstanding debt and seize a corresponding portion of the pledged collateral at a discount to its prevailing market value. In the event of any such liquidation, a penalty, typically 5-10%, may be imposed, further reducing the value of the remaining collateral available to us. Additionally, any default in excess of $750,000 on Aave will also constitute a default under the terms of our senior secured convertible note.

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Additionally, because all transactions are irreversible, operational errors, private key custody failures, blockchain network congestion, smart contract vulnerabilities, oracle failures, front-running attacks, or other technical malfunctions could immediately impair our ability to manage collateral or repay loans, leading to involuntary liquidations or permanent loss of assets.

Any one or combination of these risks could force us to unwind positions at unfavorable prices, incur substantial losses, restrict our access to liquidity, or otherwise materially and adversely affect our business, financial condition, and results of operations.

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including ETH.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for purchasing digital assets, working capital, and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 975,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 975,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Company’s Board of Directors (the “Board”) out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. Except for the issuance of the Series V preferred stock in 2023 and a non-recurring special dividend of $0.05 for each outstanding share of common stock in 2022, we have never declared or paid any cash dividends on our capital stock. We may pay dividends in the future.

As of July 28, 2025, we had 47,852,778 shares of common stock outstanding. In addition, as of that date, there were 5,793,233 shares underlying our outstanding warrants, convertible notes, and stock options.

Preferred Stock

We are authorized to issue 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. As the date of this prospectus, we had 16,004,738 shares of Series V preferred stock outstanding.

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Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our stockholders, see “Certain Provisions of Nevada Law and of Our Charter and Bylaws – Articles of Incorporation and Bylaws,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. Set forth below is a brief summary of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Commission in connection with any offering of warrants.

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General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price of the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commences and expires;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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Transfer Agent

We have appointed Equity Stock Transfer as our stock transfer agent. Its address is 237 W 37th Street, Suite 602, New York, NY 10018, its telephone number is (212) 575-5757, and its email address is info@equitystock.com

CERTAIN PROVISIONS OF NEVADA LAW AND OF OUR CHARTER AND BYLAWS

Anti-Takeover Effects of Nevada Law

We may currently be, or in the future become, subject to the provisions of the Nevada Revised Statutes regarding the acquisition of controlling interest (the “Controlling Interest Law”). A corporation is subject to the Controlling Interest Law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, directly or through an affiliated corporation. The Controlling Interest Law may have the effect of discouraging corporate takeovers. As of July 21, 2025, we had one stockholder of record who is a resident of Nevada.

The Controlling Interest Law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the Controlling Interest Law is that an acquiring person, and those acting in association with such person, will obtain only such voting rights in the controlling interest as are conferred by a resolution of (1) a majority of the stockholders of the corporation and, if applicable (2) a majority of each class or series of outstanding shares of which the acquisition would adversely affect or alter a preference or relative or other right, approved at a special or annual stockholders’ meeting. The Controlling Interest Law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved in accordance with the Controlling Interest Law. However, if the stockholders do not grant voting rights to the shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others, and so long as the subsequent buyer or buyers of those shares themselves do not acquire a controlling interest, those shares would not be governed by the Controlling Interest Law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to dissent to the acquisition and demand fair value for such stockholder’s shares pursuant to applicable provisions of Chapter 92 of the Nevada Revised Statutes governing rights and procedures for dissenting stockholders.

In addition to the Controlling Interest Law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and any “interested stockholder” for two years after the interested stockholder first becomes an interested stockholder, unless the board of directors of the corporation approved the combination before the person became an interested stockholder or the corporation’s board of directors approves the transaction and at least 60% of the corporation’s disinterested stockholders approve the combination at an annual or special meeting thereof. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

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The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our Board or stockholders.

In addition, under Nevada law directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, which could also have an anti-takeover effect.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation, as amended, and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:

●	permit our Board to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as our Board may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed by the Board in accordance with the Bylaws

●	provide that, for interim periods before the next meeting of the stockholders held for the election of directors, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the Board;

●	provide advance notice provisions applicable to a stockholder who wishes to nominate a director or propose other business to be considered at a stockholders’ meeting.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or brokers;
●	directly to purchasers;
●	in a rights offering;
●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
●	through agents;
●	in block trades;
●	through a combination of any of these methods; or
●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

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The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;
●	the names of any underwriters or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price or initial public offering price of the securities;
●	the net proceeds from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or re-allowed or paid to brokers;
●	any commissions paid to agents; and
●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Brokers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on The Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on The Nasdaq Capital Market. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on The Nasdaq Capital Market. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

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Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of RBSM LLP.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

●	Our annual report on Form 10-K for the year ended December 31, 2024 filed on March 20, 2025;

●	Our quarterly report on Form 10-Q filed on May 15, 2025;

●	Our current reports on Form 8-K (including 8-K/A) filed July 28, 2025, July 21, 2025, July 15, 2025, July 14, 2025, June 20, 2025, May 22, 2025, May 20, 2025, May 14, 2025, April 28, 2025, February 7, 2025, and January 2, 2025 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item);

●	Our definitive proxy statement on Schedule 14A filed on March 28, 2025;
●	The description of our Common Stock in our registration statement on Form 8-A filed with the SEC on September 9, 2021, as updated by any amendments and reports filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

All reports and other documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the completion or termination of the offering of the securities hereunder, including all such reports and documents we may file with the Commission after the date of the initial filing of and prior to the effectiveness of the registration statement, will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the Commission will not be considered incorporated by reference into this prospectus.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials by contacting us at:

BTCS Inc.

9466 Georgia Avenue No. 124

Silver Spring, Maryland 20910

(202) 430-6576

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including the Company at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, https://www.btcs.com/sec-filings/.

10

Up to $2,000,000,000 shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is August 1, 2025